EXHIBIT 21.1
POPULAR, INC.
AS OF DECEMBER 31, 2006
Subsidiaries of the Registrant

Jurisdiction of
Name	Incorporation
Banco Popular de Puerto Rico	Puerto Rico
Popular Auto, Inc.	Puerto Rico
Popular Finance, Inc	Puerto Rico
Popular Mortgage, Inc.	Puerto Rico
EVERTEC, INC.	Puerto Rico
Evertec Dominicana, S.A.	Dominican Republic
Evertec de Venezuela, C.A.	Venezuela
Scan Data Puerto Rico	Puerto Rico
Popular Capital Trust I	Puerto Rico
Popular Capital Trust II	Puerto Rico
Popular International Bank, Inc.	Puerto Rico
ATH Costa Rica, S.A	Costa Rica
CREST, S.A.	Costa Rica
Popular Insurance V.I., Inc.	U.S. Virgin Islands
Popular North America, Inc.	New Jersey
Popular Financial Holdings, Inc.	Delaware
E-LOAN, Inc.	Delaware
E-LOAN Auto Fund Two, LLC	Delaware
E-Loan Insurance Services, Inc.	Delaware
Escrow Closing Services, Inc.	Delaware
Equity Real Estate Solutions, LLC	Pennsylvania
Equity One, Inc.	Delaware
Equity One Consumer Funding, LLC	Delaware
Equity One, Inc.	New Jersey
Equity One Consumer Loan Company	New Jersey
Equity One Holding Company	Delaware
Equity One Funding Company	Delaware
Equity One, Incorporated	Pennsylvania
Equity One of West Virginia	West Virginia
Popular ABS, Inc.	Delaware
Popular Financial Services, LLC	Delaware
Popular Warehouse Lending, LLC	New Jersey
Popular Financial Management, LLC	Delaware
Popular Housing Services, Inc.	Delaware
Popular Mortgage Servicing, Inc	Delaware
Popular North America Capital Trust I	Delaware
Banco Popular North America	New York
BPNA Real Estate, Inc.	New York
Popular FS, LLC	Delaware
Popular Leasing, USA	Delaware
Popular Insurance Agency USA, Inc.	Delaware
Banco Popular, National Association	Florida
Popular Insurance, Inc.	Puerto Rico
BanPonce Trust I	Delaware
EVERTEC USA, Inc.	Delaware
T.I.I. SMART SOLUTIONS INC.	Tortola
TARJETAS INTELIGENTES INTERNACIONALES SOCIEDAD ANONIMA	Costa Rica
TII SMART SOLUTIONS, SOCIEDAD ANONIMA	Guatemala
SERVICIOS EFT GUATEMALA, SOCIEDAD ANONIMA	Guatemala
Popular Securities, Inc.	Puerto Rico
Popular Life RE	Puerto Rico
Metropolitana de Préstamos, Inc. (Inactive)	Puerto Rico
Popular Assets Management, Inc. (Inactive)	Puerto Rico
Puerto Rico Parking Corporation (Inactive)	Puerto Rico